EXHIBIT 10.30

AGREEMENT OF PURCHASE AND SALE

by
and
between

CATALINA INDUSTRIES, INC.,
a Florida corporation

as Seller,

and

HANCOCK FABRICS, INC.,
a Delaware corporation,

as Buyer

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of the 22nd day of April, 2002 (the “Effective Date”), between CATALINA INDUSTRIES, INC., a Florida corporation (formerly known as Dana Lighting, Inc., and herein “Seller”), and HANCOCK FABRICS, INC., a Delaware corporation (“Buyer”), collectively the “Parties” and, occasionally, each of the Parties is hereinafter referred to individually as a “Party.”

FACTUAL CONTEXT

A.    Seller is the owner of that certain land (the “Land”), the improvements thereon (the “Improvements”), certain of the furniture, fixtures and equipment utilized with respect to the Improvements (the “Fixtures”), and all rights, instruments, documents of title, transferable licenses, plans, specifications, as-built drawings, warranties by contractors and manufacturers warranties related thereto (collectively the “Rights”), situate in the County of Lee, State of Mississippi, which Land is described in Exhibit A, attached hereto and incorporated herein. The Land and the Improvements are depicted on the drawing attached hereto as Exhibit B and incorporated herein, and are hereinafter referred to jointly as the “Subject Property.” The Fixtures are listed in Exhibit C, attached hereto and incorporated herein.

B.    The Parties have agreed that, subject to certain conditions, Buyer shall purchase and Seller shall sell the Subject Property, the Fixtures and the Rights, with a simultaneous short-term leaseback of the Subject Property and the Fixtures, and the Parties desire hereby to set forth their agreement with respect to that transaction.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the Parties mutually agree as follows:

1.    On and subject to all of the terms, provisions and conditions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, the Subject Property, the Fixtures and the Rights (collectively herein the “Total Property”). The purchase and sale of the Total Property shall be accomplished through an escrow to be established by Buyer with Escrow Agent (as defined in Section 4[a][i] hereof), which escrow is hereinafter referred to as the “Escrow.”

2.    The purchase price for the Subject Property and the Rights shall be Seven Million Three Hundred Fifty Thousand Dollars ($7,350,000.00), hereinafter referred to as the “Subject Property Purchase Price.” The Subject Property Purchase Price is allocated Four Hundred Forty-six Thousand Six Hundred Ninety-five Dollars ($446,695.00) to Land, Six Million Nine Hundred Three Thousand Three Hundred Four Dollars ($6,903,304.00) to Improvements and One Dollar ($1.00) to the Rights. The purchase price for the Fixtures shall be Three Hundred Fifty Thousand Dollars ($350,000.00), hereinafter referred to as the “Fixture Purchase Price.” The Subject Property Purchase Price and the Fixture Purchase Price are hereinafter referred to jointly as the “Purchase Price.” The Purchase Price shall be paid to Seller in cash at Closing (as defined in Section 5[b] hereof).

3.    (a)    Seller acknowledges Buyer’s need to enter the Subject Property to conduct its investigations, including, without limitation, surveys, site analyses, soil tests, engineering studies, building inspections, hazardous materials investigations and other investigations. Buyer acknowledges Seller’s interest in maintaining control over Buyer’s entry and desire in certain circumstances to be present during Buyer’s entry. Thus, Seller and Buyer agree that Buyer, its representatives and contractors shall arrange with Seller’s on-site manager in advance with respect to any such entry, and Seller shall instruct such on-site manager to extend reasonable accommodation to Buyer, its representatives and contractors. In connection with any such entry by Buyer, Buyer agrees not to interfere unreasonably with the use of the Subject Property and the Fixtures by Seller. In addition, Buyer agrees not to perform any invasive testing without the prior consent of Seller, which consent shall not be unreasonably withheld. Buyer shall indemnify and hold harmless Seller from any loss of or damage to the Subject Property as a result of such entry by Buyer. Buyer agrees that, except to the extent applicable law, ordinance, rule and/or regulation or court order may require, Buyer shall not without the consent of Seller disclose to any party or entity (other than Seller, upon Seller’s written request only, and other than the employees and representatives of and advisors to Buyer, all of whom shall be similarly-bound) the results of such tests, inspections or investigations. Seller represents and warrants that Seller has the right and authority to grant Buyer these rights.

(a)    Within five (5) days after the Effective Date, Seller shall provide and/or shall have provided to Buyer true and complete copies of the following documents if possessed by or within the control of Seller (and written disclosures of the terms and content of any oral agreements) with respect to the Total Property: (i) all surveys, permits, certificates, approvals, plans and specifications and as-built plans relating to the Total Property; (ii) real and personal property tax bills and assessment bills relating to the Total Property; (iii) all soils, seismic, structural, mechanical, engineering, property inspection, insurance, hazardous/toxic material, environmental impact and other reports relating to the Total Property; and (iv) all documentation relating to the Rights.

4.    The following are conditions precedent to the obligation of Buyer to purchase the Total Property. Each of such conditions shall be, in Buyer’s sole, subjective opinion, fully satisfied or waived by Buyer before Buyer shall be obligated to purchase the Total Property. Such conditions are of two (2) types, the “Initial Conditions” set forth in Section 4(a) hereof, and the “Closing Conditions” set forth in Section 4(b) hereof.

(a)    The Initial Conditions are:

(i)  That the Subject Property not be subject to any easements, rights-of-way, restrictions or other matters (including, without limitation, any tenancies or rights of occupancy) other than current real property taxes not delinquent and those acceptable to Buyer (“Permitted Exceptions”). In this regard, Seller agrees to cause Michael D. Ferris, Mitchell, McNutt & Sams, P.A., 105 South Front Street, P.O. Box 7120, Tupelo, Mississippi 38802, hereinafter referred to as “Escrow Agent,” to issue within five (5) days after the Effective Date a current Commitment For Title Insurance by First American Title Insurance Company (the “Title Insurer”) with respect to the Subject Property and to deliver it, together with copies of all exceptions to title shown therein, to Buyer.

(ii)  That Buyer has obtained, at Buyer’s expense, a topographical, boundary and as-built survey of the Subject Property, in form and content (including certification) and depicting a condition satisfactory to Buyer.

(iii)  That Buyer has obtained, at Buyer’s expense, an environmental assessment of the Total Property and the results thereof are satisfactory to Buyer.

(iv)  That Buyer be satisfied with the zoning and access of and any operating or development conditions applicable to the Subject Property and that the Total Property and the operation of any business thereon or therewith shall be in full compliance with all applicable rules, regulations, laws, ordinances and other legal requirements and subject to no limitations or conditions unacceptable to Buyer.

(v)  That Buyer be satisfied with the availability now, the prospects for future availability and the current and projected costs for utilities, including, without limitation, electricity, gas, water, storm drainage and sewer, relating to the Subject Property.

(vi)  That Buyer has obtained, at Buyer’s expense, an inspection of the Improvements and the Fixtures and the results thereof are satisfactory to Buyer.

(vii)  That Buyer has obtained, at Buyer’s expense, an inspection of the soils conditions relating to the Land and the results thereof are satisfactory to Buyer.

(viii)  That Buyer be satisfied that Seller’s title to the Fixtures is not subject to any lien, encumbrance, financing statement or other security device or agreement.

(ix)  That Buyer be satisfied that Buyer shall be able to have transferred to it and its successors, transferees and assigns the benefit of any and all tax incentives and benefits which benefit or accrue to the Total Property, all upon conditions or requirements satisfactory to Buyer.

(b) The Closing Conditions are:

(i)  That at Closing, Title Insurer shall issue to Buyer, in form and content satisfactory to Buyer, an ALTA Extended Coverage Owner’s Policy of Title Insurance (or equivalent extended coverage) in the full amount of the Purchase Price, insuring fee title to the Subject Property and any easements and other appurtenances thereto to be vested in Buyer, together with such endorsements as may be requested by Buyer, subject only to Permitted Exceptions and the Lease referenced in Section 4(b)(viii) hereof (the “Title Policy”).

(ii)  That at Closing, all of the Initial Conditions that Buyer has indicated to Seller as being satisfied pursuant to Section 5(a) hereof shall remain satisfied.

(iii)  That at Closing, the Total Property shall not have been damaged or destroyed by any act, casualty, act of God and/or the elements.

(iv)  That at Closing, the Total Property shall not have been the subject of or be under the threat of any eminent domain or other governmental or quasi-governmental proceeding, land use regulation or other restriction (including, without limitation, a moratorium on permits or utility supply) or assessment district creation.

(v)  That at Closing, Seller shall deliver to Buyer for recordation an executed Warranty Deed in the form of Exhibit D, attached hereto and incorporated herein (,the “Warranty Deed”), with regard to the Subject Property.

(vi)  That at Closing, Seller shall deliver to Buyer an executed Bill of Sale in the form of Exhibit E, attached hereto and incorporated herein (the “Bill of Sale”), with regard to the Fixtures.

(vii)  That at Closing, Seller shall deliver to Buyer an executed Assignment of Rights in the form of Exhibit F, attached hereto and incorporated herein (the “Assignment”), with regard to the Rights.

(viii)  That at Closing, duplicate copies of an executed Lease in the form of Exhibit G, attached hereto and incorporated herein (the “Lease”) shall be delivered to Buyer and Seller.

(ix)  That at Closing, all of the representations and warranties made by Seller in Section 8 hereof remain true in all material respects.

(c)    Seller and Buyer shall each exercise reasonable best efforts to obtain the satisfaction of the Initial Conditions and the Closing Conditions, and Seller agrees to assist and cooperate in connection with Buyer’s efforts to gain satisfaction of such Conditions.

5.    (a)    Buyer agrees that it shall notify Seller by written notice postmarked not later than May 1, 2002, that the Initial Conditions are satisfied, unsatisfied or waived. If there is no such notification, the Initial Conditions shall be deemed unsatisfied. If Buyer gives notice that any of the Initial Conditions is unsatisfied, or if the Initial Conditions are deemed unsatisfied, there shall be no further obligation by either Party hereunder, and this Agreement shall automatically terminate.

(b)    If Buyer notifies Seller of the satisfaction or waiver of the Initial Conditions as provided in Section 5(a) hereof, provided the Closing Conditions are satisfied or waived in writing by Buyer on such date of Closing, Buyer shall become obligated to purchase the Total Property, and Escrow shall close on May 6, 2002 (the “Closing”), pursuant to separate closing instructions of Seller and Buyer compatible with this Agreement and deposited on or before May 2, 2002; provided, however, that if the only reason that the Closing cannot occur on such date is that there is in existence an exception to title or a condition with respect to the Subject Property that makes satisfaction of the condition contained in Section 4(b) (i) hereof not possible, Seller may elect, by written notice to Buyer on such date of closing, to extend the date of Closing to a date mutually acceptable to Seller and Buyer and not later than May 30, 2002, in order for Seller to attempt to cure such exception or condition, Seller’s failure so to do being deemed a failure of condition hereunder.

6.    At Closing:

(a)    The cost of transfer tax relating to the Warranty Deed, the commitment fee, if any, for the Title Policy, the cost of recordation of the Warranty Deed, and the cost of clearing title to the Total Property, including, without limitation, the cost of release of any security documents, shall be paid by Seller.

(b)    The premium for the Title Policy shall be paid by and Buyer.

(c)    Escrow costs shall be shared equally by Seller

(d)    Current real property taxes not delinquent regarding the Subject Property and current personal property taxes not delinquent regarding the Fixtures shall be prorated as of the Closing. If no current tax bill is available, such proration shall be based on 105% of the previous year’s amount. Seller shall pay in full all current installments of assessments for public improvements affecting the Total Property.

(e)    Seller shall furnish to Buyer all documentation required by Internal Revenue Code Section 1445, and any related state laws, if applicable, and Buyer is authorized to withhold and deduct any and all amounts required by such laws, if applicable.

(f)    Seller shall deliver possession of the Total Property to Buyer, subject only to the tease. All keys and security codes shall be delivered to Buyer at Closing.

7.    Buyer and Seller each represent and warrant to the other that they have dealt with no broker or finder and have not incurred an obligation for any real estate commission, finder’s fee or other fee resulting from the transaction contemplated herein.

8.    Seller hereby agrees, covenants, represents, and warrants (which are deemed restated and remade as of Closing and which shall survive Closing) with and to Buyer as follows (as used in this Section 8, “knowledge” of Seller means the actual current awareness of the person employed by or for Seller as Manager of the Subject Property):

(a)    Except as set forth in that certain Phase I Environmental Assessment of Catalina Lighting Baldwyn, Mississippi, dated July 2001, and prepared by ENVIRON International Corporation under its Project No. 02-9581-A, Seller has no knowledge of any “Hazardous Material” located on the Subject Property, and Seller has not received any notice of any action or proceeding relating to any Hazardous Material or any release or threatened release thereof on, under or at same. “Hazardous Material” means any substance or material defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “restricted hazardous waste,” “toxic substances” or “known to cause cancer or reproductive toxicity” (or words of similar import), petroleum products (including crude oil or any fraction thereof), or any other chemical, substance or material which is prohibited, limited or regulated under any federal, state or local law, ordinance, regulation, order, permit, license, decree, common law, or treaty regulating, relating to or imposing liability or standards concerning materials or substances known or suspected to be toxic or hazardous to health and safety, the environment, or natural resources.

(b)    Seller has no knowledge and has received no written notice of any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would affect directly any portion of the Subject Property.

(c)    No litigation, administrative or other proceeding order or judgment is pending or outstanding, or, to Seller’s knowledge, threatened against or relating to any portion of the Subject Property.

(d)    Seller has no knowledge nor has received any written notice that any governmental or quasi-governmental agency is contemplating, has initiated, or has in place any land use regulation or other restriction (including a moratorium on permits or utility supply) which would detrimentally affect the operation of the Total Property.

(e)    Seller has no knowledge and has received no written notice that the Total Property or any portion thereof is in violation of building, environmental, land use, health, insurance and other applicable laws governing the use and operation thereof.

(f)    Seller is not the subject of any insolvency or bankruptcy proceedings at law or in equity or otherwise or under the threat or likelihood of same and will not be for at least one hundred twenty (120) days after the Closing.

(g)    Seller is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida and authorized to transact business in the State of Mississippi.

(h)    The persons executing this document on behalf of Seller are authorized so to sign and their signing binds Seller to the terms of this Agreement; this Agreement is duly authorized, executed and delivered by Seller; the consent of no party, entity, court or governmental agency is required for this Agreement to be a binding agreement of Seller; and this Agreement violates no law or agreement or order applicable to Seller.

9.    Seller agrees to give Buyer prompt notice of any damage to or threat of or act of condemnation of the Total Property. Seller shall bear all risk of loss to the Total Property prior to Closing.

10.    If Closing fails to occur due to the default of either Party under this Agreement, the other Party shall have all remedies available at law or in equity, including the right to bring an action for damages or specific performance or both.

11.    All notices, required or elective, shall be in writing and shall be mailed by United States mail, registered or certified, return receipt requested, postage prepaid, or sent by a recognized national overnight courier service (such as Federal Express or Airborne) which keeps written records of the receipt by the addressee, addressed to Seller, attention Chief Financial officer at: 18191 N.W. 68th Avenue, Miami, Florida 33015, with copies to Ann F. Corso, Esq., Butler, Snow, O’Mara, Stevens & Cannada, PLLC, P.O. Box 22567, Jackson, Mississippi 39225-2567 (courier address: 210 East Capitol Street, 17th Floor—AmSouth Plaza, Jackson, Mississippi 39201), to Seller c/o Gregg Foxx, V.P. Distribution Center, One Catalina Way, Baldwyn,

Mississippi 38824, and to Kristin Kolesar, Esq., Morgan Lewis & Bockius LLP, One Oxford Centre, 301 Grant Street, 32nd Floor, Pittsburgh, Pennsylvania 15219, and to Buyer, attention Senior Vice President Real Estate, at: P.O. Box 2400, Tupelo, Mississippi 38803-2400 (courier address: 3406 West Main Street, Tupelo, Mississippi 38801) or to such other address as the respective parties may designate. Notices shall be deemed complete upon receipt thereof, or upon attempted delivery, if delivery is refused. With respect to Seller, the address to determine completion of notice shall be the Miami, Florida, address.

12.    In the event court action is brought between the Parties hereto relating to this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs incurred in said action to be fixed by the court.

13.    This Agreement shall survive and shall not be merged into any document to be delivered to Buyer from Seller.

14.    The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors, transferees and assigns of the Parties hereto.

15.    This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Seller or Buyer for any reason, including the fact that counsel for Buyer prepared this Agreement, as each Party has had the opportunity to negotiate each and every provision of this Agreement. This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Mississippi, excluding conflicts of law. Whenever required by the context, the singular shall include the plural and vice versa. If any term or provision of this Agreement or the application of it to any person, entity or circumstance shall to any extent be invalid and unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the extent permitted by law. Time is of the essence of this Agreement. This Agreement supersedes any prior agreements and contains the entire agreement of the Parties on the matters covered. No other agreement, statement or promise made by any Party or agent of any Party that is not in writing and signed by all Parties shall be binding. Any amendments to this Agreement shall be in writing and signed by all Parties.

16.    Except as expressly set forth in this Agreement and the Warranty Deed, the Bill of Sale and the Assignment, it is understood and agreed that Seller is not making and has not made any warranties or representations of any kind or character, express or implied, with respect to the Total Property, or any part thereof, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental conditions, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Total Property with governmental laws, or any other matter or thing regarding the Total Property. Buyer represents to Seller that Buyer has conducted, or will conduct prior to closing, such investigations of the Total Property, including, but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the Total

Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or

[Remainder of page left blank intentionally.]

employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first hereinabove written.

CATALINA INDUSTRIES, INC., HANCOCK FABRICS, INC., a Florida corporation a Delaware corporation

By:	/s/ ERIC BESCOBY	By:	/s/ WILLIAM D. SMOTHERS
Title:	President	Title:	Senior Vice President

By:	/s/ LYNN SKILLEN	By:	/s/ WILLIAM A. SHEFFIELD, JR.
Title:	Vice President	Title:	Senior Vice President

LEGAL DESCRIPTION

A 64.36 acre tract located in the Southwest Quarter of Section 10 and the Northwest Quarter of Section 15, Township 7 South, Range 6 East, Lee County, Mississippi, and described as follows:

Commencing at a point in the center of present (1992) US Highway No. 45, where said highway crossed the South boundary line of the Northwest Quarter (NW 1/4) of Section 11, Township 7 South, Range 6 East, and run thence West 2,042.4 feet; run thence North 8 degrees 39 minutes East 1,290.0 feet to a point in the center of Lee County Road No. 2878; run thence North 79 degrees 47 minutes West along the center of said Road No. 2878 for a distance of 2,226.66 feet to the intersection of County Road No. 2878 with New US Highway No. 45 (said proposed highway project being known and designated as State Project Nos 79-0002-06-021-10 and 96-0002-06-021-10 being a segment of U.S. Highway No. 45); thence run South 01 degrees 51 minutes 17 seconds West along the center of said highway for a distance of 1,653.75 feet (said point is 1,271.9 feet East of the Southwest Corner of the Northwest Quarter (NW 1/4) of Section 10, Township 7 South, Range 6 East) run thence South 89 degrees 31 minutes 59 seconds West for a distance of 130.1 feet to the West right-of-way of said highway for a POINT OF BEGINNING; thence run South 89 degrees 32 minutes 10 seconds West for a distance of 132.20 feet; thence South 84 degrees 28 minutes 08 seconds West for a distance of 272.04 feet; thence North 88 degrees 32 minutes 01 seconds West for a distance of 392.75 feet; thence South 00 degrees 18 minutes 01 seconds East for a distance of 449.0 feet; thence North 87 degrees 09 minutes 56 seconds West for a distance of 274.0 feet to the East right-of-way of County Road No. 911; thence South 00 degrees 36 minutes 44 seconds West along said East right-of-way of County Road No. 911 for a distance of 385.25 feet; thence South 00 degrees 46 minutes 25 seconds East along said East right-of-way of County Road No. 911 for a distance of 461.86 feet; thence South 01 degrees 09 minutes 20 seconds East along said right-of-way of County Road No. 911 for a distance of 1,114.96 feet; thence South 00 degrees 01 minutes 05 seconds East along said right-of-way of County Road No. 911 for a distance of 254.48 feet; thence South 00 degrees 04 minutes 49 seconds West along said right-of-way of County Road No. 911 for a distance of 735.94 feet to the North right-of-way of County Road No. 2788; thence North 69 degrees 39 minutes 17 seconds East along the North right-of-way of County Road No. 2788 for a distance of 268.89 feet; thence North 71 degrees 10 minutes 56 seconds East along the North right-of-way of County Road No. 2788 for a distance of 466.61 feet; thence North 71 degrees 39 minutes 34 seconds East along said North right-of-way of County Road No. 2788 for a distance of 109.54 feet to the West right-of-way of U.S. Highway No. 45; thence North 22 degrees 10 minutes 15 seconds East along said highway right-of-way for a distance of 451.25 feet; thence run North 01 degrees 35 minutes 25 seconds East along said highway right-of-way for a distance of 119.63 feet; thence North 01 degrees 06 minutes 28 seconds West along said highway right-of-way for a distance of 600.59 feet; thence North 04 degrees 31 minutes 14 seconds East along said highway right-of-way for a distance of 300.31 feet; thence run North 00 degrees 50 minutes 09 seconds West along said highway right-of-way for a distance of 801.31 feet; thence run North 06 degrees 55 minutes 25 seconds East along said highway right-of-way for a distance of 501.97 feet; thence run North 01 degree 27 minutes 31 seconds East along said highway right-of-way for a distance of 389.31 feet to the

Exhibit A

POINT OF BEGINNING; containing 70.23 acres, more or less, and being situated in the Southwest Quarter of Section 10, and the Northwest Quarter of Section 15, Township 7 South, Range 6 East, Lee County, Mississippi.

LESS AND EXCEPT THEREFROM, THE FOLLOWING DESCRIBED REAL PROPERTY, TO-WIT:

(1) A 1.98 acre tract along the West side of U.S. Highway No. 45 required for additional right-of-way described as follows:

Commencing at a point in the center of present (1992) US Highway No. 45, where said highway crossed the South boundary line of the Northwest Quarter (NW 1/4) of Section 11, Township 7 South, Range 6 East, and run thence West 2,042.4 feet; run thence North 8 degrees 39 minutes East 1,290.0 feet to a point in the center of Lee County Road No. 2878; run thence North 79 degrees 47 minutes West along the center of said Road No. 2878 for a distance of 2,226.66 feet to the intersection of County Road No. 2878 with New US Highway No. 45 (said proposed highway project being known and designated as State Project Nos 79-0002-06-021-10 and 96-0002-06-021-10 being a segment of U.S. Highway No. 45) ; thence run South 01 degree 51 minutes 17 seconds West along the center of said highway for a distance of 1,653.75 feet (said point is 1,271.9 feet East of the Southwest Corner of the Northwest Quarter (NW 1/4) of Section 10, Township 7 South, Range 6 East), run thence South 89 degrees 31 minutes 59 seconds West for a distance of 130.1 feet to the West right-of-way of said highway for a POINT OF BEGINNING; thence run South 89 degrees 32 minutes 10 seconds West for a distance of 68.08 feet; thence South 01 degree 51 minutes 16 seconds West for a distance of 1,086.96 feet; thence South 88 degrees 08 minutes 43 seconds East for a distance of 20.00 feet; thence South 01 degree 51 minutes 17 seconds West for a distance of 900.00 feet; thence South 88 degrees 08 minutes 43 seconds East for a distance of 30.00 feet to the present West right-of-way of U.S. Highway 45; thence run North 04 degrees 31 minutes 14 seconds East along said highway right-of-way for a distance of 300.31 feet; thence run North 00 degrees 50 minutes 09 seconds West along said highway right-of-way for a distance of 801.31 feet;. thence run North 06 degrees 55 minutes 25 seconds East along said highway right-of-way for a distance of 501.97 feet; thence run North 01 degree 27 minutes 31 seconds East along said highway right-of-way for a distance of 389.31 feet to the POINT OF BEGINNING; and lying and being in the Southwest Quarter of Section 10, Township 7 South, Range 6 East, Lee County, Mississippi.

(2) A 2.19 acre tract for a roadway from existing Hwy. No. 45 to Lee County Road No. 911, described as follows:

Commencing at a point in the center of present (1992) US Highway No. 45, where said highway crossed the South boundary line of the Northwest Quarter (NW 1/4) of Section 11, Township 7 South, Range 6 East, and run thence West 2,042.4 feet; run thence North 8 degrees and 39 minutes East 1,290.0 feet to a point in the center of Lee County Road No. 2878; run thence North 79 degrees 47 minutes West along the center of said Road No. 2878 for a distance of 2,226.66 feet to the intersection of County Road No. 2878 with New US Highway No. 4 5 (said proposed highway project being known and designated as state

Exhibit A

Project Nos 79-0002-06-021-10 and 96-0002-06-021-10 being a segment of U.S. Highway No. 45); thence run South 01 degree 51 minutes 17 seconds West along the center of said highway for a distance of 1,653.75 feet (said point is 1,271.9 feet East of the Southwest Corner of the Northwest Quarter (NW 1/4) of Section 10, Township 7 South, Range 6 East), run thence South 89 degrees 31 minutes 59 seconds West for a distance of 130.1 feet to the West right-of-way of said highway; thence run South 89 degrees 32 minutes 10 seconds West for a distance of 68.08 feet; thence South 01 degree 51 minutes 16 seconds West for a distance of 647.46 feet to the POINT OF BEGINNING; thence North 88 degrees 22 minutes 05 seconds West for a distance of 1,027.63 feet; thence South 00 degrees 36 minutes 44 seconds West for a distance of 100.02 feet; thence South 88 degrees 22 minutes 05 seconds East for a distance of 1,016.59 feet; thence North 01 degree 51 minutes 16 seconds East for a distance of 100.0 feet to the POINT OF BEGINNING; and lying and being in the Southwest Quarter of Section 10, Township 7 South, Range 6 East, Lee County, Mississippi.

(3) A 1.7 acre tract described as being a 25’ strip along the East side of Lee County Road No. 911 as required for additional right-of-way and more particularly described as follows:

Commencing at a point in the center of present (1992) US Highway No. 45, where said highway crossed the South boundary line of the Northwest Quarter (NW 1/4) of Section 11, Township 7 South, Range 6 East, and run thence West 2,042.4 feet; run thence North 8 degrees 39 minutes East 1,290.0 feet to a point in the center of Lee County Road No. 2878; run thence North 79 degrees 47 minutes West along the center of said Road No. 2878 for a distance of 2,226.66 feet to the intersection of County Road No. 2878 with New US Highway No. 45 (said proposed highway project being known and designated as State Project Nos 79-0002-06-021-10 and 96-0002-06-021-10 being a segment of U.S. Highway No. 45) ; thence run South 01 degree 51 minutes 17 seconds West along the center of said highway for a distance of 1,653.75 feet (said point is 1,271.9 feet East of the Southwest Corner of the Northwest Quarter (NW 1/4) of Section 10, Township 7 South, Range 6 East) ; run thence South 89 degrees 31 minutes 59 seconds West for a distance of 130.1 feet to the West right-of-way of said highway; thence run South 89 degrees 32 minutes 10 seconds West for a distance of 132.20 feet; thence South 84 degrees 28 minutes 08 seconds West for a distance of 272.04 feet; thence North 88 degrees 32 minutes 01 second West for a distance of 392.75 feet; thence South 00 degrees’ 18 minutes 01 second East for a distance of 449.0 feet; thence North 87 degrees 09 minutes 56 seconds West for a distance of 274.0 feet to the present East right-of-way of County Road No. 911 and the POINT OF BEGINNING; thence South 00 degrees 36 minutes 44 seconds West along said East right-of-way of County Road No. 911 for a distance of 385.25 feet; thence South 00 degrees 46 minutes 25 seconds East along said East right-of-way of County Road No. 911 for a distance of 461.86 feet; thence South 01 degree 09 minutes 20 seconds East along said right-of-way of County Road No. 911 for a distance of 1,114.96 feet; thence South 00 degrees 01 minute 05 seconds East along said right-of-way of County Road No. 911 for a distance of 254.48 feet; thence South 00 degrees 04 minutes 49 seconds West along said right-of-way of County Road No. 911 for a distance of 735.94 feet to the North right-of-way of County Road No. 2788; thence North 69 degrees 39 minutes 17 seconds East along the North right-of-way of county Road No. 2788 for a distance of 26.68 feet; thence North 00 degrees 04 minutes 49 seconds East for a distance of

Exhibit A

726.64 feet; thence North 00 degrees 01 minute 05 seconds West for a distance of 254.76 feet; thence North 01 degree 09 minutes 20 seconds West for a distance of 1,115.12 feet; thence North 00 degrees 46 minutes 25 seconds West for a distance of 461.47 feet; thence North 00 degrees 36 minutes 44 seconds East for a distance of 383.97 feet; thence North 87 degrees 09 minutes 56 seconds West for a distance of 25.02 feet to the POINT OF BEGINNING; and lying and being in the Southwest Quarter of Section 10 and the Northwest Quarter of Section 15, Township 7 South, Range 6 East, Lee County, Mississippi.

Exhibit A

LIST OF
FURNITURE, FIXTURES AND EQUIPMENT

DESCRIPTION	VALUE
STEEL-KING PALLET RACKS
• 17,200 DRIVE-IN RACKING	$135,000
• 760 SINGLE DEEP SELECT	5,000
• 1,200 FLOW RACK	60,000

1200 PALLET BUSHMAN CONVEYOR & SORTATION PICK-TO-BELT SYSTEM	85,000
• ABOUT ½ MILE OF POWER CONVEYOR
• ABOUT ½ MILE OF ACCUMULATION CONVEYOR
• 24 DIVERT LANES AND AN OMNI BAR CODE SCANNERS (3-1 HAND HELD)

32 TELZON PTC-960 HAND HELD RF SCANNERS	40,000
• 5 ANTENNAS
• 4 HUBS

MISCELLANEOUS	25,000
• ALL GOLF CARTS
• SWEEPER/SCRUBBER
• MAINTENANCE LIFT TRUCK (CHERRY PICKER)
• PHONE SYSTEM
• SECURITY/ALARM SYSTEM

TOTAL	$350,000

Exhibit C

INDEXING INSTRUCTIONS TO THE CHANCERY CLERK OF LEE COUNTY, MISSISSIPPI: The real property described herein is situated partly in the Northwest Quarter of Section 15 and partly in the Southwest Quarter of Section 10, Township 7 South, Range 6 East, Lee County, Mississippi.

WARRANTY DEED
CATALINA INDUSTRIES, INC. (F/K/A DANA LIGHTING, INC.) 18191 N.W. 68th Avenue Miami, Florida 33015 305) 558-4777	TO	HANCOCK FABRICS_, INC. P.O. Box 2400 Tupelo, MS 38803 (601) 842-2834

In consideration of $10.00, cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CATALINA INDUSTRIES, INC., a Florida corporation (formerly known as DANA LIGHTING, INC.), “Grantor,” does by these presents warrant unto HANCOCK FABRICS, INC., a Delaware corporation, “Grantee,” the real property, lying and being in Lee County, Mississippi, described in Exhibit A, attached hereto and incorporated herein.

THIS CONVEYANCE AND WARRANTY IS MADE SUBJECT TO THE FOLLOWING: [To Be Determined]

WITNESS the signature of the Grantor, this the              day of                         , 2002.

CATALINA INDUSTRIES, INC. a Florida corporation

By

Title

By

Title

This Instrument Prepared By
Harrison S. Robinson, Esq.
Donahue, Gallagher, Woods & Wood, LLP
P.O. Box 12979
Oakland, California 94604

State of

County of

Personally appeared before me, the undersigned authority in and for the said County and State, on this              day of                     , 2002, within my jurisdiction, the within named                         , who acknowledged that he/she is                          of Catalina Industries, Inc., a Florida corporation, and the within named                          who acknowledged that he/she is                          of Catalina Industries, Inc., a Florida corporation, and that for and on behalf of the said corporation and as its act and deed, each, respectively, executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My Commission Expires:

[AFFIX NOTARIAL SEAL]

BILL OF SALE

THIS BILL OF SALE is made as of the              day of May, 2002, by CATALINA INDUSTRIES, INC., a Florida corporation (formerly known as DANA LIGHTING, INC., and herein “Seller”), pursuant to that certain Agreement of Purchase and Sale dated as of                         , 2002, by and between HANCOCK FABRICS, INC., a Delaware corporation (“Buyer”), and Seller.

1.    Seller, for the consideration of Three Hundred Fifty Thousand Dollars ($350,000.00), the receipt and sufficiency of which is hereby acknowledged, hereby sells, conveys and transfers to Buyer the furniture, fixtures and equipment listed on Exhibit A, attached hereto and incorporated herein, and located at One Catalina Way, Baldwyn, Mississippi (the “Fixtures”).

2.    Seller hereby warrants and represents to Buyer that, on the date hereof, Seller has and hereby conveys to Buyer good, clear and absolute title to the Fixtures free from any lien, charge, claim, encumbrance or security interest and that Seller has the full and complete right and authority to dispose of same in any manner.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first hereinabove written.

CATALINA INDUSTRIES, INC. a Florida corporation

By

Title

By

Title

“Seller”

ASSIGNMENT OF RIGHTS

THIS ASSIGNMENT OF RIGHTS is made as of the              day of May, 2002, by CATALINA INDUSTRIES, INC., a Florida corporation (formerly known as DANA LIGHTING, INC., and herein “Assignor”), pursuant to that certain Agreement of Purchase and Sale dated as of             , 2002, by and between HANCOCK FABRICS, INC., a Delaware corporation (Hancock”), and Assignor.

1.    Assignor, for the consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby sells, conveys, transfers and assigns to Hancock all of Assignor’s right, title and interest in all rights, instruments, documents of title, transferable licenses, plans, specifications, as—built drawings, warranties by contractors and manufacturers’ warranties related to the land situate in the County of Lee, State of Mississippi, described in Exhibit A, attached hereto and incorporated herein, the Improvements thereto and thereon and the Fixtures listed in Exhibit B, attached hereto and incorporated herein (collectively, the “Rights”).

2.    Assignor hereby covenants and represents to Hancock that, on the date hereof, Assignor has and hereby conveys to Hancock good, clear and absolute title to the Rights free from any lien, charge, claim, encumbrance or security interest and that Assignor has the full and complete right and authority to dispose of same in any manner.

IN WITNESS WHEREOF, Assignor has executed this Assignment of Rights as of the day and year first hereinabove written.

CATALINA INDUSTRIES, INC. a Florida corporation

By

Title

By

Title

“Assignor”

L E A S E

THIS LEASE (the “lease”) is made as of the              day of May, 2002, by and between HANCOCK FABRICS, INC., a Delaware corporation, hereinafter called “Landlord,” and CATALINA INDUSTRIES, INC., a Florida corporation, hereinafter called “Tenant.”

W I T N E S S E T H :

1.    PREMISES. Landlord is owner of certain land situate in the County of Lee, State of Mississippi, described in Exhibit A, attached hereto and incorporated herein (the “Land”).

Landlord is owner of the building (the “Building”) and the other real property improvements (collectively, the “Improvements”) on the Land. The Land and the Improvements are depicted on the drawing that is Exhibit B, attached hereto and incorporated herein. Landlord is owner of the fixtures, furniture and equipment described in Exhibit C, attached hereto and incorporated herein (the “Fixtures”); the Fixtures are located within or on the Improvements. As used in this lease, the term “Premises” means the Land, the Improvements and the Fixtures, or the portion thereof, from time to time demised to Tenant pursuant to the provisions of Section 1(a) and Section 1(b) hereof. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises on all of the terms and provisions hereof.

(a)    Initial Premises. From and including the date hereof to and including September 30, 2002, the Premises shall be all of the Land, Improvements and Fixtures.

(b)    Final Premises. From and including October 1, 2002, to and including December 31, 2002, the Premises shall be (i) the portion of the Improvements shown as cross-hatched on Exhibit B hereto, (ii) a non-exclusive right of passage over and across that portion of the Improvements shown as single-hatched on Exhibit B hereto for the purpose of accessing and utilizing towmotor charging stations, (iii) a non-exclusive right of passage and parking upon and over the portions of the Land devoted to driveways and parking areas, provided that such non-exclusive rights shall be utilized only by Tenant, its customers, employees and business invitees, and (iv) the Fixtures situate in the portion of the Improvements shown as cross-hatched on Exhibit B hereto.

2.    TERM. The term of this lease shall commence on the date hereof and shall continue to and including December 31, 2002.

3.    RENT. Tenant agrees to pay as rent for the entire term hereof (excluding any holdover pursuant to Section 19 hereof) the sum of One Hundred Dollars ($100.00), payable in full upon the date hereof.

4.    FIXTURES. Except for the Fixtures, all fixtures and equipment (including signs) in the Premises shall remain the property of Tenant, and Tenant may remove the same or any part thereof at any time during the term and shall remove the same prior to the end of this lease. Tenant shall repair any damage to the Premises caused by the removal of said fixtures or equipment.

Exhibit G
1

5.    USE OF PREMISES. Tenant shall use the Premises as a warehouse and distribution facility for lighting products. Tenant shall conduct its business insofar as the same relates to Tenant’s use and occupancy of the Premises in compliance with all applicable laws and governmental regulations.

6.    TAXES. Tenant shall pay before delinquency all taxes and assessments levied or assessed against Tenant’s personal property located upon the Premises and all business taxes, licenses and similar permit fees payable by Tenant with respect to Tenant’s business operations at the Premises.

7.    DAMAGE TO PREMISES. (a), Procedure Upon Damage. If the Land and or the Improvements or any portion thereof shall be damaged or destroyed by fire, or by any other cause whatsoever, then whether or not this lease shall continue thereafter through the end of the term hereof shall be determined as follows. Landlord and Tenant shall within twenty (20) days of the occurrence of such damage or destruction determine the reasonable cost, if any, of any work necessary to cause Tenant to be able lawfully to use the Premises hereunder for the balance of the term hereof (the “Repair Cost”). If Tenant does not wish to contribute Tenant’s share of the Repair Cost as hereinafter provided, then Tenant may terminate this lease by written notice to Landlord within ten (10) days after the date of the determination of the Repair Cost. If Tenant does not terminate this lease, then Landlord shall with reasonable diligence effect the repair work necessary to cause Tenant to be able lawfully to use the Premises hereunder, and Landlord and Tenant shall share the Repair Cost equally, provided that Landlord’s share thereof shall not exceed Ten Thousand Dollars ($10,000.00). If Tenant does not terminate this lease, Tenant shall pay to Landlord in cash the full amount of Tenant’s share of the Repair Cost within fifteen (15) days after the date of its determination. Within thirty (30) days after completion by Landlord of such repair work, Landlord shall refund any overpayment by Tenant or shall bill Tenant for any underpayment by Tenant relating to such Repair Cost, and Tenant shall pay any underpayment within thirty (30) days of receipt of Landlord’s demand therefor.

(b)    Waiver of Subrogation. Each of the parties hereto mutually releases the other from liability, and waives all right of recovery against the other, for any loss of or damage to the property of each, property of others for which either of the parties hereto is liable, or may become liable, or as to which either may have assumed liability, property of others in the actual or constructive custody of either of the parties hereto, including earnings derived therefrom, caused by or resulting from fire, the perils of the commonly referred to Special Form Endorsement and leakage from automatic sprinkler systems, if any, or from perils insured against under any insurance policies maintained by the parties hereto, regardless of the cause of such loss or damage even though it results from some act or negligence of a party hereto, its agents or representatives; provided, however, that this provision shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of the parties hereto.

Exhibit G
2

8.    INSURANCE AND INDEMNIFICATION. (a) Casualty Insurance. Landlord at Landlord’s expense shall provide and maintain fire insurance (including the so-called Special Form Endorsement) on the Improvements and Fixtures in a company or companies licensed to do business in the state in which the Premises are located in a total amount of not less than ninety percent (90%) of the replacement cost thereof. Tenant shall at Tenant’s expense provide and maintain fire insurance (including the so-called Special Form Endorsement) on Tenant’s personal property located at the Premises from time to time in a company or companies licensed to do business in the state in which the Premises are located.

(b)    Tenant’s Indemnification. Subject to the provisions of Section 7(b) hereof, Tenant, with respect to its use and occupancy of the Premises during the term of this lease, but not otherwise, agrees, at Landlord’s option, to defend Landlord, its agents, servants, employees, officers and directors (the “Tenant Indemnified Parties”), against any, all and every demand, claim, assertion of liability, or action arising or alleged to have arisen out of any act or omission of Tenant, its agents, servants or employees, whether such demand, claim, assertion of liability or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise, and agrees to assume legal liability for, indemnify and hold free and harmless the Tenant Indemnified Parties from any and all loss, damages, liability, costs or expenses (including, but not limited to, reasonable attorneys’ fees, reasonable investigative and discovery costs and court costs) and all other sums which the Tenant Indemnified Parties may reasonably pay or become obligated to pay on account of any, all and every demand, claim, assertion of liability or action arising or alleged to have arisen out of any act or,omission of Tenant, its aqents, servants or employees, whether such claim, demand, assertion of liability or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise.

(c)    Landlord’s Indemnification. Subject to the provisions of Section 7(b) hereof, Landlord, with respect to acts or omissions with respect to the Land, Improvements and/or Fixtures during the term of this lease, but not otherwise, agrees, at Tenant’s option, to defend Tenant, its agents, servants, employees, officers and directors (the “Landlord Indemnified Parties”), against any, all and every, demand, claim, assertion of liability or action, arising or alleged to have arisen out of any act or omission of Landlord, and Landlord’s agents, servants or employees, whether such demand, claim, assertion of liability or action be for damages, injury to person or property, including the property of Tenant, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise, and agrees to assume legal liability for, indemnify and hold free and harmless the Landlord Indemnified Parties from any and all loss, damages, liability, costs or expenses (including, but not limited to, reasonable attorneys’ fees, reasonable investigative and discovery costs and court costs) and all other sums which the Landlord Indemnified Parties may reasonably pay or become obligated to pay on account of any, all and every demand, claim, assertion of liability or action arising or alleged to have arisen out of any act or omission of Landlord, and Landlord’s agents, servants or employees, whether such claim, demand, assertion of liability or action be for

Exhibit G
3

damages, injury to person or property, including the property of Tenant, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto or otherwise.

(d)    Liability Insurance. Each party shall maintain at its own expense insurance written by one or more insurance carriers licensed to do business in the state in which the Premises are located which shall insure against liability for injury to and/or death of and/or damage to property of any person or persons, with policy limits of not less than Two Million Dollars ($2,000,000) combined single limit for any claim arising out of any one occurrence. Said insurance shall provide blanket contractual liability insurance recognizing and,,.insuring the assumption of liability assumed by the purchaser thereof in Section 8(b) or Section 8(c) hereof as applicable.

(e)    Workers’ Compensation Insurance. Each party shall maintain all Workers’ Compensation and Employers’ Liability Insurance required under applicable Workers’ Compensation Acts.

(f)    Certificates. Each party shall deliver to the other certificates of insurance for the insurance hereinabove provided for. Each certificate shall (i) not be canceled or materially amended unless ten (10) days’ prior written notice is given to the respective certificate holder, and (ii) be primary coverage, not coverage that is contributing with or in excess of the coverage which Landlord or Tenant, as the case may be, may be required to carry pursuant to this lease.

9.    EXERCISE OF EMINENT DOMAIN. An appropriation or taking under the power of eminent domain of any portion of the Land, Improvements and/or Fixtures, or the sale of any portion thereof in lieu thereof, are sometimes hereinafter called a “taking.” In the event of the taking of any portion of the Land, Improvements and/or Fixtures, then whether or not this lease shall continue thereafter through the end of the term hereof shall be determined as follows. Landlord and Tenant shall within twenty (20) days of the occurrence of the taking of possession by the condemning authority determine the Repair Cost. If Tenant does not wish to contribute Tenant’s share of the Repair Cost as hereinafter provided, then Tenant may terminate this lease by written notice to Landlord within ten (10) days after the date of determination of the Repair Cost. If Tenant does not terminate this lease, then Landlord shall with reasonable diligence effect the repair work necessary to cause Tenant to be able lawfully to use the Premises hereunder, and Landlord and Tenant shall share the Repair Cost, Tenant shall pay to Landlord in cash, and Landlord and Tenant shall adjust overpayment and underpayment in the same manner and at the same times as provided in Section 7(a) hereof. In any event Tenant shall have no interest in any condemnation award or the sale price paid, and Tenant hereby assigns to Landlord any and all right or interest Tenant may have in such award or sale price or other right to compensation, except that Tenant may seek compensation for moving and relocation expenses as a result of such taking so long as the granting thereof to Tenant shall not reduce the sum paid or payable to Landlord.

Exhibit G
4

10.    UTILITIES. During the term hereof, Tenant shall pay all public utility charges in connection with the Land, Improvements and Fixtures whether or not they might be part of the Premises.

11.    COVENANTS AGAINST LIENS. Tenant shall not permit any lien to be attached to the Premises by reason of any act or omission of Tenant. If any such lien does so attach, Tenant shall cause such lien to be released (by bonding or otherwise) within twenty (20) days after notice to Tenant thereof. If Tenant has not caused such lien to be released within said twenty (20) day period, Landlord may discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord.

12.    ASSIGNMENT AND SUBLETTING. Tenant shall not assign this lease by operation of law or otherwise or sublet all or any part of the Premises without Landlord’s prior written consent, which consent may be withheld, conditioned or delayed in Landlord’s sole, subjective discretion. No permitted assignment or subletting shall relieve Tenant from any of its obligations as tenant hereunder. Every such permitted assignment or sublease shall recite that it is and shall be subject and subordinate to the provisions of this lease, and the termination or cancellation of this lease shall constitute a termination and cancellation of every such assignment or sublease.

13.    NOTICES. All notices, required or elective shall be in writing and shall be mailed by United States mail, registered or certified, return receipt requested, postage prepaid, or sent by a recognized national overnight courier service (such as Federal Express or Airborne) which keeps written records of the receipt by the addressee, addressed to Landlord at: attention Real Estate Manager, at: P.O. Box 2400, Tupelo, Mississippi 38803-2400 (courier address: 3406 West Main Street, Tupelo, Mississippi 38801) and to Tenant, attention Chief Financial officer, at: 18191 N.W. 68th Avenue, Miami, Florida 33015, with copies to Ann F. Corso, Esq., Butler, Snow, O’Mara, Stevens & Cannada, PLLC, P.O. Box 22567, Jackson, Mississippi 39225-2567 (courier address: 210 East Capitol Street, 17th Floor-AmSouth Plaza, Jackson, Mississippi 39201), to Seller c/o Gregg Foxx, V.P. Distribution Center, One Catalina Way, Baldwyn, Mississippi 38824, and to Kristen Kolesar, Esq., Morgan Lewis & Bockius LLP, One Oxford Centre, 301 Grant Street, 32nd Floor, Pittsburgh, Pennsylvania 15219, or to such other address as the respective parties may designate. Notices shall be deemed complete upon receipt thereof, or upon attempted delivery, if delivery is refused. With respect to Tenant, the address to determine completion of notice shall be the Miami, Florida, address.

14.    RIGHT TO GO UPON PREMISES. Landlord reserves the right for itself, its officers, directors, employees, contractors and invitees, to go upon the Premises during the term hereof at any time for any purpose so long as the business operations of Tenant are not unreasonably interfered with, and Tenant acknowledges that, after September 30, 2002, Landlord shall be performing work preparatory to Landlord’s occupying the entire Land and Improvements. Landlord agrees that, except in cases of emergency, Landlord shall consult with Tenant’s on-site manager prior to entering the Premises to the extent such on-site manager is reasonably available.

Exhibit G
5

15.    MAINTENANCE; SURRENDER. During the term hereof Tenant shall use and occupy the Premises in a manner such that the Premises suffer only reasonable wear and tear, and should Tenant, or those on or at the Premises at the invitation of Tenant or because Tenant is on or at the Premises, act or omit to act so that the Premises shall suffer more than reasonable wear and tear, Tenant shall maintain, repair and/or replace as necessary as a result of such act or omission. On or before September 30, 2002, Tenant shall remove all of its property from and otherwise vacate the portion of the Improvements it will not demise after such date, leaving such portion in a broom clean condition and in the condition in which such portion was received by Tenant, reasonable wear and tear excepted. Prior to the end of the term hereof, or within thirty (30) days after the termination of this lease pursuant to the operation of the provisions of Section 7 or Section 9 hereof, Tenant shall so remove all of its property from and otherwise vacate the Premises demised by Tenant at the time of the end of the term hereof, leaving such Premises in a broom clean condition and in the condition in which such Premises were received by Tenant, reasonable wear and tear and damage by casualty or taking excepted. Except as required of Tenant pursuant to the preceding provisions of this Section 15, Landlord shall maintain the Premises (including, without limitation, the roof, the structure and all mechanical and operating systems and the parking, sidewalk and common areas [both interior and exterior]) in good condition and repair.

16.    DEFAULT.    (a) By Tenant. Should Tenant default in the payment of rent and such default continue for five (5) days after Tenant receives written notice thereof from Landlord, or should Tenant default in the performance of any other covenant or agreement herein, and such default continue for twenty (20) days after Tenant receives written notice thereof from Landlord, or if the default of Tenant is of a type which is not reasonably curable within twenty (20) days, if Tenant has not commenced to cure same within said twenty (20) day period and does not thereafter diligently pursue the curing of said default to completion, Landlord may, so long as such default continues, exercise any rights or remedies it may have in law or in equity against Tenant.

(b)    By Landlord. Should Landlord default in the performance of any covenant or agreement herein, and such default continue for thirty (30) days after Landlord receives written notice thereof from Tenant, or if the default is not reasonably curable within thirty (30) days, if Landlord has not commenced to cure same within said thirty (30) day period and does not thereafter diligently pursue the curing of said default to completion, in the event Landlord’s default is of a type which can be cured by the payment of money, Tenant may, without limitation and subject to the provisions of Section 16(c) hereof, terminate this lease.

(c)    Remedies Cumulative. Remedies conferred by this lease are not exclusive and are cumulative and in addition to remedies at law or in equity.

17.    SIGNS. Tenant may install, erect and maintain upon the Premises all signs in compliance with applicable law that are necessary or appropriate to the conduct of its business. Tenant shall remove the same before the end of the term and repair any damage caused thereby.

Exhibit G
6

18.    ATTORNEY’S FEES. The unsuccessful party shall pay reasonable attorney’s fees and costs fixed by the court in any action wherein: (a) the other party is successful therein, or (b) a third person commences an action against Landlord and Tenant respecting the Premises, and one of them is held liable and the other exonerated.

19.    HOLDING OVER. If Tenant continues to occupy the Premises after the expiration of the term of this lease and Landlord accepts rent thereafter, a monthly tenancy terminable by either party on one (1) month’s notice shall be created, which shall be upon the same terms and conditions as those herein specified, except that monthly rent shall be Fifty Thousand Dollars ($50,000) per month.

20.    SUCCESSORS IN INTEREST. Subject to the provisions of Section 12 hereof, the provisions of this lease shall inure to the benefit of and shall bind the successors, transferees and assigns of the respective parties hereto.

21.    ALTERATION. Tenant shall obtain Landlord’s written consent to any alterations or construction which affect the Land, Improvements and/or Fixtures. Landlord’s consent shall not be withheld, conditioned or delayed unreasonably.

22.    GENERAL CONDITIONS. Time is of the essence of this lease. No waiver of any breach of this lease by either party hereto shall be construed to be a waiver of any succeeding breach of the same or any other provision hereof. The use herein of any gender or number shall not be deemed to make inapplicable the provision should the gender or number be inappropriate to the party referenced. Landlord and Tenant have negotiated this lease, have had the opportunity to be advised respecting the provisions contained herein and have had the right to approve each and every provision hereof; therefore, this lease shall not be construed against either Landlord or Tenant as a result of the preparation of this lease by or on behalf of either party. If any portion .of this lease shall become illegal, null or void for any reason, or shall be held by

[Remainder of page left blank intentionally.]

Exhibit G
7

any court of competent jurisdiction to be so, the remaining portions thereof shall remain in full force and effect.

IN WITNESS WHEREOF, as of the day and year first hereinabove written, the respective parties hereto have executed these presents, consisting of: Section 1 through Section 22 and Exhibits A, B and C personally or by officers or agents thereunto duly authorized.

HANCOCK FABRICS, INC., a Delaware corporation

By
By
Landlord

CATALINA INDUSTRIES, INC., a Florida corporation

By
By
Tenant

Exhibit G
8